Exhibit 10.04
GENELABS TECHNOLOGIES, INC.
ANNUAL BONUS PLAN
          This Annual Bonus Plan (the “Plan”) was adopted by the Board of Directors of Genelabs Technologies, Inc. (the “Company”) on August 10, 2007.
Purpose
          The purpose of the Plan is to enable the Company and its wholly-owned subsidiaries to (i) attract, retain and motivate employees who contribute to the success of the Company, (ii) reward performance in the achievement of corporate objectives, and (iii) provide an incentive to employees to increase the profitability and advance the interests of the Company through participation in a bonus plan in accordance with the provisions of this Plan.
ARTICLE I
ELIGIBILITY AND PARTICIPATION
          1.1      All employees of the Company and its wholly-owned subsidiaries shall be eligible to participate in the Plan. Participation in the Plan is at the discretion of the Committee.
ARTICLE II
PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES
          2.1      The fiscal year of the Plan (the “Plan Year”) shall be the calendar year. The performance period (the “Performance Period”) with respect to which bonuses may be payable under the Plan shall generally be the Plan Year; provided however, that the Committee shall have the authority to designate different Performance Periods under the Plan.
          2.2      The Committee shall establish in writing, with respect to each Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals and an objective formula or method for computing the amount of bonus compensation payable to each participant under the Plan if and to the extent that the performance goals are attained.
          2.3      Performance goals shall be based upon one or more of the following objectives for the Company as a whole or any of its subsidiaries, operating divisions or other operating units set by the Committee, including, but not limited to: budget and finance, business development and commercial operations, development, or research objectives. In addition, performance goals may be based upon a participant’s attainment of specific objectives set for that participant’s performance by the Company.

ARTICLE III
DETERMINATION OF BONUS AWARDS
          3.1      As soon as practicable after the end of each Performance Period, the Committee shall determine to what extent the Company has achieved the performance goal or goals for such Performance Period, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award, and the Committee shall approve the aggregate bonus pool payable to eligible participants for such Performance Period based upon the performance goals, objectives and computation formulae or methods for such Performance Period. The Committee shall have the discretion to increase, decrease or eliminate the amount of any participant’s bonus as so determined at any time prior to the payment date, if it determines, in its absolute and sole discretion, that such an increase, reduction or elimination is appropriate in order to reflect the participant’s performance or unanticipated factors.
ARTICLE IV
PAYMENT OF AWARDS
          4.1      Approved bonus awards shall be payable by the Company in cash to each participant, or to his estate in the event of his death following the end of the Performance Period, between January 1 and March 15 of the fiscal year immediately following the Performance Period after the Committee has determined pursuant to Section 3.l that the relevant performance goals were achieved.
          4.2      No participant shall earn any portion of a bonus award made hereunder for any Performance Period unless the participant is employed by the Company or any of its wholly-owned subsidiaries, as applicable, as of the last day of the applicable Performance Period.
ARTICLE V
OTHER TERMS AND CONDITIONS
          5.1      No person shall have any legal claim to be granted an award under the Plan, and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company, and no participant shall have any claim with respect to any specific assets of the Company.
          5.2      Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employment of the Company or any subsidiary or to maintain any participant’s compensation at any level.
          5.3      The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

ARTICLE VI
ADMINISTRATION
          6.1      The Board and, to the extent the Board has delegated its duties to, the Compensation Committee shall constitute the Committee hereunder,
          6.2      The Committee shall have full power, authority and discretion to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.
          6.3      The Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.
          6.4      The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Moreover, the Committee reserves the right to amend this Plan as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
          6.5      The place of administration of the Plan shall be in the State of California, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of California.

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